Exhibit 23.3

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-55397 on Form S-3, of the report of Deloitte & Touche dated January 18, 1994 appearing in the Annual Report on Form 10-K of CARCO Auto Loan Master Trust for the year ended December 31, 1993, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


September 28, 1994





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Deloitte Touche
Tohmatsu
International
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